Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Darrow Associates tel 516.419.9915 pseltzberg@darrowir.com	Company Contact: Daniel Bernstein President ir@belf.com

Bel Reports Fourth Quarter and Full Year 2020 Results

JERSEY CITY, NJ, Thursday, February 18, 2021 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the fourth quarter and full year of 2020.

Fourth Quarter 2020 Highlights

•	Net sales of $116.1 million, up 0.9% from Q4-19 despite COVID-related challenges
•	Gross profit margin of 25.3%, up from 21.1% in Q4-19 led by improvement in Power Solutions and Protection product group margins
•	Net earnings of $3.6 million versus a net loss of $(6.4) million in Q4-19
•	Adjusted EBITDA of $7.8 million, representing an increase of 157% compared to Q4-19
•	Realized $1.4 million of cost savings during Q4-20 under global cost reduction program

Full Year 2020 Highlights

•	Net sales of $465.8 million, down 5.4% from 2019 largely driven by an $18.8 million, or 60%, decline in commercial aerospace sales and COVID-related challenges
•	Gross profit margin of 25.7%, up from 22.3% in 2019, driven by strong performance across all segments
•	Global cost reduction program resulting in $6.1 million of savings during 2020
•	Net earnings of $12.8 million versus a net loss of $(8.7) million in 2019
•	Adjusted EBITDA of $32.3 million, an improvement of over 24% from 2019
•	Ended year with $32.9 million in net debt, a 55% decline as compared to the 2019 year-end level

Subsequent Items

•	Announced two acquisitions in January 2021 (rms Connectors and EOS) for a combined purchase price of $15.5 million, financed through cash and lines of credit with our banks
•	Appointment of Farouq Tuweiq as Chief Financial Officer effective February 15, 2021

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude a gain on sale of property, costs associated with ERP system implementation costs, restructuring charges, the impact of a non-cash goodwill impairment charge, and non-cash charges associated with the liquidation of foreign subsidiaries. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

CEO Comments

Daniel Bernstein, President and CEO, said, "We are pleased to report another quarter of improved profitability versus what was experienced in 2019.  Our fourth quarter sales, while only marginally higher than in the fourth quarter of 2019, gave us margin benefits from a stronger mix of product, enabling a $5 million increase in gross profit on a $1 million increase in sales.  The Power Solutions and Protection group benefited from a full quarter of CUI sales and steady growth within e-mobility during the 2020 period, coupled with the elimination of low-margin power products from our portfolio.  Military sales grew by 60% from fourth quarter 2019, mitigating the impact of lower demand from our commercial aerospace products during the 2020 quarter.  While sales of our Magnetic Solution products were down 22% in the fourth quarter of 2020 as compared to the 2019 quarter, we saw a rebound in bookings for this group in the fourth quarter of 2020, a strong indicator for potential rebound in the near term.

"On the cost side, Bel's continued dedication to and successful execution of its global cost reduction program has resulted in a streamlined organization and leaves the Company well-positioned for further margin expansion once overall sales rebound. During the fourth quarter, we sold our Switzerland facility at a gain of $1.9 million.  This facility closure and other actions implemented by the end of 2020 are expected to result in $4.4 million of cost savings in 2021, which will be incremental to the $6.1 million that we have already successfully taken out of our ongoing cost structure during the past year.  We are proud of the margin progress we’ve made, and still believe there is more benefit to come as demand in many of our markets continues to recover.

"In January 2021, Bel announced two acquisitions that are strategic to our future growth plans.  The acquisition of rms Connectors enabled us to increase our market share within the commercial aerospace end market, and we anticipate rms to be accretive to Bel's EBITDA by June 2021 as operations transition to a nearby Bel facility.  The acquisition of EOS Power, expected to close late in the first quarter, will broaden Bel's power product portfolio with industrial and medical products.  Importantly, this acquisition will extend our manufacturing footprint outside of China with a turnkey operation and will provide access to the fast-growing India market for all of Bel's products.  These two acquisitions, which were executed at favorable valuations for us, fit squarely into Bel's growth strategy by increasing market share while diversifying our product portfolios and geographic footprint.

"Visibility continues to be limited as a result of COVID and long lead times for semiconductors and certain components and these factors may affect our organic growth for 2021.  We believe, however, that the incremental contribution from the two new acquisitions coupled with continued actions under our global cost savings initiative will bode well for further profitability in the coming year," concluded Mr. Bernstein.

Conference Call

Bel has scheduled a conference call at 11:00 a.m. ET today.  To participate in the conference call, investors should dial 800-430-8332, or 323-289-6581 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 3388016 after 2:00 p.m. ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements

Non-historical information contained in this press release (including the statements regarding potential rebound of Magnetic Solution and overall product sales, the anticipated impact of the global cost reduction initiative on Bel’s positioning for further margin expansion, anticipated cost savings resulting from the closing on the sale of the Switzerland facility, potential benefits to Bel’s margins resulting from recovery of demand in Bel’s markets, the anticipated impact of the rms Connectors acquisition including on Bel’s EBITDA, the anticipated impact of the EOS Power acquisition including the timing of the closing thereof, factors that may affect Bel’s organic growth for 2021 including continuing limited visibility as a result of COVID and long lead times for semiconductors and certain components, and the incremental contribution from the two new acquisitions coupled with the global cost savings initiative boding well for further profitability in the coming year) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the success of efforts to contain and otherwise respond to the Coronavirus; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; our ongoing evaluation of the consequences of the U.S. Tax Cuts and Jobs Act; the impact of changes to U.S. trade and tariff policies; and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward looking statements.

Non-GAAP Financial Measures

The non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net sales	$116,130	$115,128	$465,771	$492,412
Cost of sales	86,754	90,782	346,041	382,439
Gross profit	29,376	24,346	119,730	109,973
As a % of net sales	25.3%	21.1%	25.7%	22.3%

Research and development costs	5,723	6,726	23,611	26,925
Selling, general and administrative expenses	19,565	19,581	78,704	77,416
As a % of net sales	16.8%	17.0%	16.9%	15.7%
Impairment of goodwill	-	-	-	8,891
Restructuring charges	318	942	601	2,593
Gain on sale of property	(1,853)	-	(1,853)	(4,257)

Income (loss) from operations	5,623	(2,903)	18,667	(1,595)
As a % of net sales	4.8%	-2.5%	4.0%	-0.3%

Interest expense	(903)	(1,323)	(4,746)	(5,448)
Other income/expense, net	(395)	(1,735)	(1,785)	(259)
Earnings (loss) before income taxes	4,325	(5,961)	12,136	(7,302)

Provision for (benefit from) income taxes	774	392	(659)	1,441
Effective tax rate	17.9%	-6.6%	-5.4%	-19.7%
Net earnings (loss)	$3,551	$(6,353)	$12,795	$(8,743)
As a % of net sales	3.1%	-5.5%	2.7%	-1.8%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,145	2,145	2,145	2,167
Class B common shares - basic and diluted	10,213	10,130	10,185	10,117

Net earnings (loss) per common share:
Class A common shares - basic and diluted	$0.27	$(0.50)	$0.97	$(0.71)
Class B common shares - basic and diluted	$0.29	$(0.52)	$1.05	$(0.71)

(1) The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) During the fourth quarter of 2020, the Company changed its financial statement presentation related to gain/loss on its SERP investments. These gains/losses were previously included within cost of sales and selling, general and administrative expense. For the three months and year ended December 31, 2019 presented above, a total of $0.7 million and $2.1 million, respectively, of gains on SERP investments have been reclassified from cost of sales and selling, general and administrative expense and are now included within other income/expense, net.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$84,939	$72,289
Accounts receivable, net	71,372	76,092
Inventories	100,133	107,276
Other current assets	23,772	27,524
Total current assets	280,216	283,181
Property, plant and equipment, net	34,501	41,943
Right-of-use assets	14,217	18,504
Goodwill and other intangible assets, net	89,755	94,357
Other assets	35,177	30,932
Total assets	$453,866	$468,917

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$39,774	$44,169
Current portion of long-term debt	5,286	5,489
Operating lease liability, current	6,591	7,377
Other current liabilities	35,885	33,183
Total current liabilities	87,536	90,218
Long-term debt	110,294	138,215
Operating lease liability, long-term	8,064	11,751
Other liabilities	62,173	60,682
Total liabilities	268,067	300,866
Stockholders' equity	185,799	168,051
Total liabilities and stockholders' equity	$453,866	$468,917

(1) The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings (Loss) to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

GAAP Net earnings (loss)	$3,551	$(6,353)	$12,795	$(8,743)
Interest expense	903	1,323	4,746	5,448
Provision for (benefit from) income taxes	774	392	(659)	1,441
Depreciation and amortization	4,101	4,206	16,423	16,471
EBITDA	$9,329	$(432)	$33,305	$14,617
% of net sales	8.0%	-0.4%	7.2%	3.0%

Unusual or special items:
Gain on sale of property	(1,853)	-	(1,853)	(4,257)
Restructuring charges	318	942	601	2,593
Acquisition-related costs	25	232	211	232
Impairment of goodwill	-	-	-	8,891
ERP system implementation consulting costs	-	197	-	1,814
Loss on liquidation of foreign subsidiary	-	2,103	-	2,103

Adjusted EBITDA	$7,819	$3,042	$32,264	$25,993
% of net sales	6.7%	2.6%	6.9%	5.3%

(1) The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net (loss) earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, unaudited)

The following tables detail the impact of certain unusual or special items had on the Company's net earnings (loss) per common Class A and Class B basic and diluted shares ("EPS") and the line items these items were included on the condensed consolidated statements of operations.

	Three Months Ended December 31, 2020					Three Months Ended December 31, 2019
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	(Loss) earnings before taxes	Provision for income taxes	Net (loss) earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$4,325	$774	$3,551	$0.27	$0.29	$(5,961)	$392	$(6,353)	$(0.50)	$(0.52)
Items included in SG&A expenses:
Acquisition-related costs	25	6	19	-	-	232	53	179	0.01	0.01
ERP system implementation consulting costs	-	-	-	-	-	197	34	163	0.01	0.01
Gain on sale of property	(1,853)	(403)	(1,450)	(0.11)	(0.12)	-	-	-	-	-
Restructuring charges	318	-	318	0.02	0.03	942	222	720	0.06	0.06
Loss on liquidation of foreign subsidiary	-	-	-	-	-	2,103	506	1,597	0.12	0.13
Non-GAAP measures	$2,815	$377	$2,438	$0.18	$0.20	$(2,487)	$1,207	$(3,694)	$(0.30)	$(0.30)

	Year Ended December 31, 2020					Year Ended December 31, 2019
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	(Loss) earnings before taxes	Provision for income taxes	Net (loss) earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$12,136	$(659)	$12,795	$0.97	$1.05	$(7,302)	$1,441	$(8,743)	$(0.71)	$(0.71)
Items included in SG&A expenses:
Acquisition-related costs	211	49	162	0.01	0.01	232	53	179	0.01	0.01
ERP system implementation consulting costs	-	-	-	-	-	1,814	335	1,479	0.12	0.12
Impairment of goodwill	-	-	-	-	-	8,891	368	8,523	0.67	0.70
Gain on sale of property	(1,853)	(403)	(1,450)	(0.11)	(0.12)	(4,257)	(979)	(3,278)	(0.26)	(0.27)
Restructuring charges	601	62	539	0.04	0.04	2,593	502	2,091	0.16	0.17
Loss on liquidation of foreign subsidiary	-	-	-	-	-	2,103	506	1,597	0.12	0.13
Non-GAAP measures	$11,095	$(951)	$12,046	$0.92	$0.99	$4,074	$2,226	$1,848	$0.12	$0.15

(1) The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.